EXHIBIT 99.1

SECURITY BANK CORPORATION ANNOUNCES FOURTH

QUARTER 2006 EARNINGS

Macon, GA., January 24, 2007 / Prime Newswire/ — Security Bank Corporation (Nasdaq: SBKC) today announced earnings and earnings per share for the fourth quarter of 2006. All per share figures have been adjusted for the Company’s two-for-one stock split on May 27, 2005.

Summary

•	Bond portfolio restructuring charge in the fourth quarter of $1.3 million or $0.04 per diluted share after-tax

•	Nonperforming assets grew to $37.2 million during the fourth quarter of 2006, but less than the previously estimated balance of $40 to $43 million

•	Diluted earnings per share of $0.26 for the fourth quarter of the current year versus $0.33 in the same quarter of 2005

•	Diluted operating earnings per share of $0.31 for the fourth quarter of the current year versus $0.33 in the same quarter of 2005

•	Loan growth of $110.1 million or approximately 25% on an annualized basis

Earnings Summary

Net operating income for the fourth quarter of 2006 increased 38% to $6.0 million, compared to $4.4 million in the fourth quarter of 2005. Diluted operating earnings per share were $0.31 versus $0.33 for the same quarter in 2005, a decrease of 6.1%. The decrease in diluted operating earnings per share is primarily due to the recent deterioration in certain acquisition and development (“A&D”) real estate loans, which is discussed further in the “Asset Quality” section below and in the Company’s news release dated December 28, 2006. For the year ended December 31, 2006, net operating income was $24.2 million or $1.38 per diluted operating share, an increase of 50% and 8.7%, respectively, over the comparable period a year ago.

The Company’s annualized returns on average tangible equity and average assets for the fourth quarter of 2006 were 12.19% and 0.87%, respectively, compared to 19.15% and 1.28%, respectively, for the fourth quarter of 2005. For the year ended December 31, 2006, the annualized returns on average tangible equity and average assets were 16.53% and 1.15%, respectively, versus 19.30% and 1.31% for the same period in 2005. Annualized returns on average assets and average tangible equity for the fourth quarter and year ended December 31, 2006, excluding the impact of securities losses were 1.10% and 15.30% and 1.23% and 17.68%, respectively.

The Company’s offering of 1,725,000 shares of common stock in May 2006 contributed to the decreases in returns on average tangible equity when compared to prior periods.

Rett Walker, Security Bank Corporation President and CEO, remarked, “We are aggressively pursuing collection efforts on nonperforming loans. Although we ended the year on less than a high note with the recognition of some nonperforming credits, we are very proud of a number of notable accomplishments in 2006, including successful mergers with Neighbors Bancshares, Inc. and Homestead Bank, an oversubscribed offering of 1,725,000 shares of the Company’s common stock and operating earnings per share growth of approximately 9%, despite the dilutive effects of the offering. Given the strong loan growth across the Company we saw in the fourth quarter and are seeing so far in January of this year, we are optimistic about our prospects going into 2007.”

Balance Sheet

Loans, excluding loans held for resale, were $1.90 billion at December 31, 2006, up from $1.27 billion at December 31, 2005, an increase of 49%. Excluding acquisitions, loans increased $277.3 million or 22% since December 31, 2005.

Total deposits were $1.97 billion at December 31, 2006, an increase of 53% from $1.29 billion at December 31, 2005. Excluding acquisitions, deposits increased $323.3 million or 25% since December 31, 2005. Total assets increased 50% to $2.50 billion at December 31, 2006, compared to $1.66 billion at December 31, 2005. Excluding acquisitions, total assets increased $367.9 million or 22%, compared to December 31, 2005.

Shareholders’ equity increased $127.1 million to $306.4 million, an increase of 71% compared to December 31, 2005. The primary reasons for the increase were the acquisitions during the period, which contributed approximately $67.2 million of the increase, and the May 2006 stock offering, which contributed $35.9 million of the increase. The remaining increase of $24.0 million is primarily attributable to earnings, net of dividends paid.

Net Interest Income

Net interest income (on a fully tax-equivalent basis) for the fourth quarter of 2006 was $22.2 million, an increase of 58% when compared to the fourth quarter of 2005. The increase is primarily the result of the continued growth in the Company’s loan portfolio, both from organic growth and growth from acquisitions. The net interest margin (on a fully tax-equivalent basis) was 4.14% for the quarter ended December 31, 2006, compared to 4.53% for the comparable period one year ago and 4.47% for the third quarter of 2006. The decrease in the net interest margin in the fourth quarter is partially the result of the increase in nonperforming assets (see “Asset Quality” section below), which reduced the margin for the fourth quarter by 14 basis points. For the year ended December 31, 2006, the net interest margin (on a fully tax-equivalent basis) was 4.40% compared to 4.46% for the year ended December 31, 2005.

Noninterest Income and Expense

Noninterest income for the fourth quarter of 2006 was $3.1 million versus $4.1 million for the fourth quarter of 2005, a decrease of 25%. The decrease is attributable to losses on the sale of securities of approximately $1.3 million. The decrease in noninterest income resulting from the losses on the sale of securities is offset by an increase in service charges of approximately $396,000.

Noninterest expense for the fourth quarter of 2006 was $14.7 million, an increase of 39% over the fourth quarter 2005 level of $10.6 million. The increase is primarily attributable to a $2.3 million increase in salaries and benefits, most of which is the direct result of the Company’s significant growth from three acquisitions completed since the fourth quarter of 2005. The increase is also related to occupancy and equipment expenses, which increased approximately $423,000 due to the addition of properties in connection with acquisitions since the fourth quarter of 2005. Furthermore, the increase is related to increased costs with respect to marketing ($195,000), professional fees ($204,000) and amortization of core deposit intangibles ($164,000). The remainder of the increase is spread over various expense categories. Compared to the fourth quarter of 2005, the Company’s efficiency ratio improved to 58.1% from 58.2%.

Asset Quality

As noted in the December 28, 2006 news release, as a result of guarantor issues the Company placed three A&D credit relationships on nonaccrual status totaling approximately $20 million during the fourth quarter. However, the Company received payments of $3.0 million on one of these credits prior to the end of the quarter. As a result, total nonperforming assets (nonaccrual, repossessed assets and other real estate owned) increased to 1.95% of total loans plus other real estate owned compared to 1.05% and 0.74% at the end of the third quarter of 2006 and the fourth quarter of 2005, respectively. In addition, the Company charged-off approximately $574,000 in specifically identified losses related to one of the aforementioned credit relationships during the fourth quarter. As a result, net charge-offs to average loans increased to 0.22% for the fourth quarter of 2006 from 0.12% in the fourth quarter of 2005. The allowance for loan losses was $22.3 million at December 31, 2006, up from $16.1 million at December 31, 2005. The increase in the allowance for loan losses is primarily attributable to growth in the Company’s loan portfolio and the addition of $4.1 million of loss reserves in connection with the acquisitions of Neighbors Bancshares, Inc. and Homestead Bank during the period.

2007 Earnings Per Share Estimate

The Company today announced its diluted earnings per share estimate for 2007 in the range of $1.51 to $1.55, which represents an increase over 2006 operating earnings per diluted share of 9% to 12%, respectively

Other Information

Security Bank Corporation’s management team will host a conference call to discuss these results at 8:30 AM EDT on Thursday, January 25, 2007. This call is open to all interested parties. From locations within the United States, the call-in number is 877-407-8035 (201-689-8035 from outside the United States). Please call in 10 minutes prior to the beginning of the conference call and ask for the Security Bank Corporation conference call.

A recorded playback of the conference call will be available by calling 877-660-6853, (201-612-7415 from outside the United States) from approximately 12:00 PM EDT, Thursday, January 25th, until 11:59 PM EDT Thursday, February 1, 2007. The reservation numbers for this playback are Account #286 and Conference ID # 226231.

This press release, including the attached selected unaudited financial tables, which are a part of this release, contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are “tangible book value” and “return on average tangible equity.”

Security Bank’s management uses these non-GAAP measures in its analysis of Security Bank’s performance. Tangible book value is defined as total equity reduced by recorded intangible assets, net of related deferred tax benefits. Tangible book value per share is defined as tangible book value divided by total common shares outstanding. This measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company. For companies such as Security Bank that have engaged in multiple business combinations, purchase accounting requires the recording of significant amounts of goodwill related to such transactions. Return on average tangible equity is defined as earnings for the period (annualized for the quarterly period or year-to-date period, as applicable) divided by average equity reduced by average goodwill and other intangible assets, net of related deferred tax benefits.

Security Bank’s management includes this measure because it believes that it is important when measuring the Company’s performance exclusive of the effects of goodwill and other intangibles recorded in recent acquisitions, and this measure is used by many investors as part of their analysis of Security Bank.

Further, Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of significant gains, losses or expenses that are unusual in nature and not expected to recur. Other non-GAAP financial measures included in this release are referred to as “net operating income” and “operating earnings per diluted share”, which exclude losses on the sale of investment securities and gains on the early prepayment of advances with the Federal Home Loan Bank. Since these items and their impact on the Company’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of the Company’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the “Reconciliation Table” in the attached schedules for a more detailed analysis of these non-GAAP performance measures and the most directly comparable GAAP measures.

About Security Bank Corporation

Security Bank Corporation is a Georgia multi-bank holding company based in Macon, Bibb County, Georgia. Security Bank Corporation operates 6 community banks with banking offices located throughout middle Georgia, coastal Georgia and north metropolitan Atlanta. In addition, Security Bank Corporation operates a mortgage subsidiary, Fairfield Financial Services, Inc., with offices throughout Georgia.

Security Bank Corporation common stock is traded on the NASDAQ Global Select Market under the ticker symbol “SBKC.”

Safe Harbor

This press release contains forward-looking statements as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward looking statements. These statements may address issues involving significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections and expectations for many reasons, including without limitation, changing events and trends that have influenced Security Bank Corporation’s assumptions, but are beyond Security Bank Corporation’s control. Forward-looking statements are necessarily estimates reflecting the best judgment of Security Bank Corporation senior management based upon current information and involve a number of risks and uncertainties. Please refer to Security Bank Corporation’s public filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation’s financial results and operations and its forward-looking statements. Security Bank Corporation does not intend to and assumes no responsibility, except as required by law, for updating or revising any forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise.

For more information, contact Rett Walker, Chief Executive Officer at 478-722-6220 or Jim McLemore, Chief Financial Officer at 478-722-6243. Media inquiries should be directed to Tom Woodbery, Marketing Director, at 478-722-6117.

Security Bank Corporation

Selected Consolidated Financial Data

(Dollars in Thousands, except Per Share Amounts)

Unaudited

	Quarters Ended December 31,			Twelve Months Ended December 31,
	2006	2005	%Change	2006	2005	%Change
EARNINGS SUMMARY:
Net interest income (FTE)	$22,168	$14,077	57.5%	79,848	50,677	57.6%
Provision for Loan Losses	1,873	630	197.3%	4,468	2,833	57.7%
Noninterest Income	3,086	4,097	-24.7%	17,906	16,603	7.8%
Noninterest Expense	14,675	10,577	38.7%	55,602	38,628	43.9%
Provision for Income Taxes	3,378	2,507	34.7%	13,878	9,310	49.1%
Net Income	5,222	4,379	19.3%	23,392	16,185	44.5%

PER COMMON SHARE:
Basic earnings	$0.26	$0.34	-23.5%	$1.36	$1.31	3.8%
Diluted earnings	0.26	0.33	-21.2%	1.33	1.27	4.7%
Diluted operating earnings (b)	0.31	0.33	-6.1%	1.38	1.27	8.7%
Cash dividends declared	0.075	0.065	15.4%	0.30	0.26	15.4%
Book value	15.99	12.46	28.3%	15.99	12.46	28.3%
Tangible book value	8.99	7.08	27.0%	8.99	7.08	27.0%

KEY PERFORMANCE RATIOS (a):
Return on average tangible equity (b)	12.19%	19.15%		16.53%	19.30%
Return on average assets	0.87%	1.28%		1.15%	1.31%
Efficiency ratio	58.11%	58.20%		56.88%	57.42%
Net interest margin (FTE)	4.14%	4.53%		4.40%	4.46%
Net charge-offs to average loans	0.22%	0.12%		0.15%	0.12%

BALANCE SHEET SUMMARY - END OF PERIOD
Investment securities	$229,940	$150,986	52.3%
Loans Held for Resale	8,878	5,562	59.6%
Loans, gross	1,901,101	1,272,119	49.4%
Allowance for loan losses	22,336	16,148	38.3%
Total assets	2,497,080	1,662,413	50.2%
Deposits	1,970,927	1,291,253	52.6%
Other borrowed money	175,605	172,141	2.0%
Shareholders' equity	306,407	179,305	70.9%

ASSET QUALITY - END OF PERIOD
Nonaccrual loans	$34,401	$6,997	391.7%
Loans 90 Days Past Due and Accruing	—	—	0.0%
Other real estate owned	2,775	2,394	15.9%
Total nonperforming assets	37,176	9,391	295.9%
Allowance for loan losses/NPA's	60.08%	171.95%
Allowance for loan losses/loans	1.18%	1.27%

(a)	Annualized based on number of days in the period, except efficiency ratio
(b)	Calculation of this measure is illustrated in the attached GAAP to non-GAAP reconciliation

Security Bank Corporation

Average Balance Sheet and Net Interest Income Analysis

(Dollars in Thousands)

Unaudited

	Quarter Ended December 31, 2006			Twelve Months Ended December 31, 2006
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest-bearing deposits and fed funds sold	$35,813	$467	5.17%	$34,518	$1,757	5.09%
Investment securities	216,433	2,649	4.86%	173,665	8,196	4.72%
Loans Held for Resale	6,064	102	6.67%	6,576	454	6.90%
Loans	1,864,427	41,279	8.78%	1,599,508	137,993	8.63%
Other earning assets	1,238	24	7.69%	1,238	95	7.67%
Total earning assets	2,123,975	44,521	8.32%	1,815,505	148,495	8.18%
Non-earning assets	244,667			213,401

Total assets	$2,368,642			$2,028,906

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Savings and interest-bearing transaction	$521,440	$4,686	3.57%	$457,348	$14,702	3.21%
Time deposits	1,195,781	15,396	5.11%	995,700	46,037	4.62%
Other borrowings	153,450	2,271	5.87%	138,871	7,908	5.69%
Total interest-bearing liabilities	1,870,671	22,353	4.74%	1,591,919	68,647	4.31%
Noninterest-bearing liabilities:
Noninterest bearing deposits	169,410			166,190
Other noninterest-bearing liabilities	24,199			18,793
Total liabilities	$2,064,280			$1,776,902

Shareholders' Equity	304,362			252,004

Total liabilities and shareholders' equity	$2,368,642			$2,028,906

Interest rate spread			3.58%			3.87%

Net interest income		$22,168			$79,848

Net interest margin (FTE)		4.14%			4.40%

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2006					2005					2004
	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter
Period-End Balance Sheet
Total Assets	$2,497,080	$2,497,080	$2,314,913	$1,974,376	$1,912,841	$1,662,413	$1,662,413	$1,345,566	$1,329,629	$1,116,123	$1,063,485	$1,063,485
Total Securities	229,940	229,940	211,005	163,378	146,932	150,986	150,986	121,374	122,763	112,703	111,412	111,412
Mortgage Loans held for Sale	8,878	8,878	8,947	12,201	7,776	5,562	5,562	9,372	7,413	6,384	7,507	7,507
Loans:
Commercial:
Real-Estate	916,919	916,919	884,417	705,072	699,215	609,010	609,010	418,020	423,720	412,779	406,654	406,654
Construction	602,712	602,712	553,296	460,131	430,585	334,114	334,114	316,701	309,270	232,629	192,181	192,181
All Other	152,289	152,289	125,468	115,968	103,396	95,688	95,688	137,879	126,290	69,983	71,081	71,081
Residential:
Consumer Real-Estate	150,398	150,398	151,559	151,633	155,031	163,874	163,874	118,679	116,119	115,168	115,470	115,470
Consumer Construction	30,262	30,262	30,332	32,057	30,376	19,750	19,750	19,371	20,041	17,835	18,953	18,953
All Other Consumer	48,521	48,521	45,892	36,102	51,089	49,683	49,683	53,420	46,285	42,097	41,426	41,426
Total Loans	1,901,101	1,901,101	1,790,964	1,500,963	1,469,692	1,272,119	1,272,119	1,064,070	1,041,725	890,491	845,765	845,765
Allowance for loan losses	22,336	22,336	21,477	18,190	17,812	16,148	16,148	13,628	13,264	11,357	10,903	10,903
Other Assets:
Other earning assets:	97,808	97,808	49,612	82,265	78,567	41,330	41,330	23,928	45,141	18,846	20,898	20,898
Total Earning Assets:	2,237,727	2,237,727	2,060,528	1,758,807	1,702,967	1,469,997	1,469,997	1,218,744	1,217,042	1,028,424	985,582	985,582
Intangibles:
Goodwill	130,993	130,993	131,162	103,014	102,659	74,582	74,582	49,677	50,507	31,852	28,579	28,579
Core-Deposit	5,110	5,110	5,356	4,907	5,129	4,687	4,687	1,498	1,580	542	585	585
Deposits:
Demand Deposits	178,967	178,967	173,129	172,023	168,235	156,698	156,698	137,295	121,600	115,241	119,545	119,545
Interest bearing deposits	1,791,960	1,791,960	1,659,876	1,403,986	1,362,149	1,134,555	1,134,555	949,084	952,487	791,833	723,013	723,013
Total Deposits	1,970,927	1,970,927	1,833,005	1,576,009	1,530,384	1,291,253	1,291,253	1,086,379	1,074,087	907,074	842,558	842,558
Fed Funds purchased & repo agreements	50,917	50,917	35,819	20,030	18,271	43,876	43,876	10,052	5,714	12,469	21,811	21,811
Other borrowed funds	124,688	124,688	123,988	112,465	125,665	128,265	128,265	100,207	94,007	77,707	85,693	85,693
Common Equity	306,407	306,407	302,273	257,780	217,641	179,305	179,305	140,408	137,019	110,968	106,671	106,671

Average Balance Sheet
Total Assets	$2,028,906	$2,368,642	$2,157,297	$1,906,800	$1,673,006	$1,238,033	$1,353,208	$1,326,590	$1,184,441	$1,082,503	$972,091	$1,027,551
Total Securities	173,665	216,433	183,291	151,542	142,473	116,110	117,857	123,002	115,694	107,674	103,896	113,085
Mortgage Loans held for Sale	6,576	6,064	7,015	8,011	5,200	6,726	6,754	8,769	6,132	5,167	6,955	6,455
Total Loans	1,599,508	1,864,427	1,697,108	1,494,812	1,334,789	997,526	1,091,643	1,064,766	956,933	874,078	775,274	820,778
Other earning assets:	35,756	37,051	39,313	45,829	20,624	16,840	17,800	17,327	18,467	13,729	10,457	9,061
Total Earning Assets:	1,815,505	2,123,975	1,926,727	1,700,194	1,503,086	1,137,202	1,234,054	1,213,864	1,097,226	1,000,648	896,582	949,379

Deposits:
Demand Deposits	166,190	169,410	172,393	166,941	155,181	119,867	131,616	122,600	116,899	108,057	105,695	111,249
Interest bearing deposits
Savings	19,268	17,085	18,645	20,359	21,036	19,969	18,648	19,646	20,821	20,782	19,299	19,620
NOW	310,624	358,114	335,152	307,630	240,033	158,264	198,465	175,373	141,396	116,830	81,385	93,356
Money Market	127,456	146,241	132,302	103,540	127,480	80,640	78,800	83,961	81,233	78,542	85,886	80,011
Time deposits > $100,000	571,992	688,977	608,483	542,530	445,970	317,143	355,908	349,889	304,208	257,372	195,271	223,083
Time deposits < $100,000	423,708	506,804	471,973	386,389	325,379	305,609	312,576	324,000	298,644	286,742	293,068	289,686
Total Deposits	1,619,238	1,886,631	1,738,948	1,527,389	1,315,079	1,001,492	1,096,013	1,075,469	963,201	868,325	780,604	817,005
Fed Funds purchased & repo agreements	29,874	45,112	26,036	23,230	24,608	16,295	19,704	12,224	15,899	17,256	10,871	13,423
Other borrowed funds	108,997	108,338	89,927	102,493	136,740	83,754	86,260	89,601	76,511	82,205	80,024	84,631
Common Equity	252,004	304,362	283,937	235,731	182,219	126,461	141,576	138,246	118,365	107,792	94,453	105,184

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2006					2005					2004
	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter
Income Statement
Interest Income	$148,081	$44,415	$40,669	$34,214	$28,783	$78,192	$22,860	$21,444	$18,023	$15,865	$53,926	$14,717
Interest Expense	68,647	22,353	19,082	15,142	12,070	27,839	8,864	7,976	6,162	4,837	14,373	4,135
Net Interest Income	79,434	22,062	21,587	19,072	16,713	50,353	13,996	13,468	11,861	11,028	39,553	10,582
Loan loss provision	4,468	1,873	1,226	739	630	2,833	630	624	804	775	2,819	852
Service charges on deposit accounts	9,162	2,336	2,387	2,335	2,104	7,351	1,940	1,956	1,858	1,597	6,450	1,704
Mortgage banking revenues	4,922	1,007	1,231	1,433	1,251	4,539	1,040	1,333	1,207	959	4,931	1,019
Securities Gains (Losses)	(1,601)	(1,331)	(270)	—	—	(6)	—	—	—	(6)	3	3
Other income	5,423	1,074	1,638	1,149	1,562	4,719	1,117	1,121	1,517	964	3,449	1,423
Total noninterest income	17,906	3,086	4,986	4,917	4,917	16,603	4,097	4,410	4,582	3,514	14,833	4,149
Salaries and benefits	32,376	8,313	8,497	7,804	7,762	22,811	6,044	6,115	5,598	5,054	18,629	4,916
Occupancy and equipment	5,622	1,471	1,396	1,459	1,296	3,785	1,048	985	906	846	3,365	851
Other noninterest expense	17,604	4,891	4,539	4,351	3,823	12,032	3,485	3,156	2,828	2,563	10,314	2,844
Total noninterest expense	55,602	14,675	14,432	13,614	12,881	38,628	10,577	10,256	9,332	8,463	32,308	8,611
Pre-tax earnings	37,270	8,600	10,915	9,636	8,119	25,495	6,886	6,998	6,307	5,304	19,259	5,268
Income Taxes	13,878	3,378	3,975	3,546	2,979	9,310	2,507	2,509	2,397	1,897	6,940	1,851
Net income	$23,392	$5,222	$6,940	$6,090	$5,140	$16,185	$4,379	$4,489	$3,910	$3,407	$12,319	$3,417

Basic earnings per share (3)	$1.36	$0.26	$0.38	$0.36	$0.36	$1.31	$0.34	$0.36	$0.32	$0.29	$1.10	$0.29
Diluted earnings per share (3)	1.33	0.26	0.37	0.36	0.35	1.27	0.33	0.33	0.32	0.29	1.07	0.29
Operating diluted earnings per share (3), (4)	1.38	0.31	0.37	0.36	0.35	1.27	0.33	0.33	0.32	0.29	1.07	0.29
End of period shares outstanding (3)	19,166,314	19,166,314	19,161,507	17,519,112	15,782,125	14,386,960	14,386,960	12,911,550	12,851,640	11,755,982	11,639,810	11,639,810
Weighted average diluted shares o/s (3)	17,564,990	19,528,891	18,971,126	16,910,380	14,784,856	12,736,544	13,316,163	13,218,030	12,374,075	11,970,224	11,482,830	11,922,292
Tax equivalent adjustment	414	106	107	100	101	324	81	79	82	82	359	89
Net interest income (FTE)	79,848	22,168	21,694	19,172	16,814	50,677	14,077	13,547	11,943	11,110	39,912	10,671
Effective Tax Rate	37.24%	39.28%	36.42%	36.80%	36.69%	36.52%	36.41%	35.85%	38.00%	35.77%	36.04%	35.14%

Stock and related per share data: (3)
Book value	$15.99	$15.99	$15.78	$14.71	$13.79	$12.46	$12.46	$10.87	$10.66	$9.44	$9.16	$9.16
Tangible book value	8.99	8.99	8.76	8.66	7.08	7.08	7.08	6.94	6.65	6.69	6.68	6.68
Dividends declared per share	0.30	0.075	0.075	0.075	0.075	0.26	0.065	0.065	0.065	0.065	0.22	0.055

Other Key Ratios/Data:
Return on average tangible equity (2), (4)	16.53%	12.19%	17.13%	18.81%	19.92%	19.30%	19.15%	20.46%	19.64%	17.64%	18.76%	17.90%
Return on average assets (2)	1.15%	0.87%	1.28%	1.28%	1.25%	1.31%	1.28%	1.34%	1.32%	1.28%	1.27%	1.32%
Net interest margin (FTE) (2)	4.40%	4.14%	4.47%	4.52%	4.54%	4.46%	4.53%	4.43%	4.37%	4.50%	4.45%	4.47%
Efficiency ratio (FTE)	56.88%	58.11%	54.09%	56.51%	59.27%	57.42%	58.20%	57.11%	56.47%	57.87%	59.02%	58.10%
Tangible Equity/Tangible Assets (4)	7.29%	7.29%	7.70%	8.12%	6.19%	6.42%	6.42%	6.93%	6.69%	7.27%	7.51%	7.51%

Loan Performance Data:
Nonaccrual loans	$34,401	$34,401	$16,946	$17,269	$8,171	$6,997	$6,997	$5,746	$5,200	$5,761	$6,214	$6,214
Loans 90 Days Past Due and Accruing	—	—	—	—	—	—	—	—	59	—	—	—
Other real estate owned (ORE)	2,775	2,775	1,867	1,817	2,488	2,394	2,394	1,722	1,467	938	1,991	1,991
Total nonperforming assets	37,176	37,176	18,813	19,086	10,659	9,391	9,391	7,468	6,726	6,699	8,205	8,205
Net charge-offs	2,362	1,014	789	361	198	1,219	321	260	317	321	1,323	414
Allowance for loan losses/NPA's	60.08%	60.08%	114.16%	95.31%	167.11%	171.95%	171.95%	182.49%	197.20%	169.53%	132.88%	132.88%
Allowance for loan losses/loans	1.18%	1.18%	1.20%	1.21%	1.21%	1.27%	1.27%	1.28%	1.27%	1.28%	1.29%	1.29%
NPA's/Loans plus ORE	1.95%	1.95%	1.05%	1.27%	0.72%	0.74%	0.74%	0.70%	0.64%	0.75%	0.97%	0.97%
Nonperforming assets/total assets	1.49%	1.49%	0.81%	0.97%	0.56%	0.56%	0.56%	0.56%	0.51%	0.60%	0.77%	0.77%
Net charge-offs to average loans (1)	0.15%	0.22%	0.18%	0.10%	0.06%	0.12%	0.12%	0.10%	0.13%	0.15%	0.17%	0.20%

(1)	Annualized
(2)	The actual number of days in the period were used to annualize income
(3)	Adjusted for 2-for-1 stock split effective May 27, 2005
(4)	Calculation of this measure is illustrated in the attached GAAP to non-GAAP reconciliation

	2006					2005					2004
	Dec 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec 31/YTD	4th Quarter
Reconciliation Table- GAAP to non-GAAP:
Book Value per share	$15.99	$15.99	$15.78	$14.71	$13.79	$12.46	$12.46	$10.87	$10.66	$9.44	$9.16	$9.16
Effect of intangible assets per share	(7.00)	(7.00)	(7.02)	(6.05)	(6.71)	(5.38)	(5.38)	(3.93)	(4.01)	(2.75)	(2.48)	(2.48)
Tangible book value	$8.99	$8.99	$8.76	$8.66	$7.08	$7.08	$7.08	$6.94	$6.65	$6.69	$6.68	$6.68

Equity	$306,407	$306,407	$302,273	$257,780	$217,641	$179,305	$179,305	$140,408	$137,019	$110,968	$106,671	$106,671
Intangible assets	136,103	136,103	136,518	107,921	107,788	79,269	79,269	51,175	52,087	32,394	29,164	29,164
Less tax effect of Core-Deposit Intangible (38%)	(1,942)	(1,942)	(2,035)	(1,865)	(1,949)	(1,781)	(1,781)	(569)	(600)	(206)	(222)	(222)

Tangible equity	$172,246	$172,246	$167,790	$151,724	$111,802	$101,817	$101,817	$89,802	$85,532	$78,780	$77,729	$77,729

Assets	$2,497,080	$2,497,080	$2,314,913	$1,974,376	$1,912,841	$1,662,413	$1,662,413	$1,345,566	$1,329,629	$1,116,123	$1,063,485	$1,063,485
Intangible assets	134,161	134,161	134,483	106,056	105,839	77,488	77,488	50,606	51,487	32,188	28,942	28,942
Tangible assets	$2,362,919	$2,362,919	$2,180,430	$1,868,320	$1,807,002	$1,584,925	$1,584,925	$1,294,960	$1,278,142	$1,083,935	$1,034,543	$1,034,543

Equity/Assets	12.27%	12.27%	13.06%	13.06%	11.38%	10.79%	10.79%	10.43%	10.31%	9.94%	10.03%	10.03%
Effect of intangible assets	-4.98%	-4.98%	-5.36%	-4.94%	-5.19%	-4.36%	-4.36%	-3.50%	-3.61%	-2.67%	-2.52%	-2.52%
Tangible Equity/Tangible Assets	7.29%	7.29%	7.70%	8.12%	6.19%	6.42%	6.42%	6.93%	6.69%	7.27%	7.51%	7.51%

Average Equity	$252,004	$304,362	$283,937	$235,731	$182,219	$126,461	$141,576	$138,246	$118,365	$107,792	$94,453	$105,184
Average Intangible assets	112,385	136,443	125,227	107,763	79,313	43,025	51,446	51,782	38,851	29,649	29,295	29,660
Less tax effect of Core-Deposit Intangible (38%)	(1,921)	(2,001)	(2,006)	(1,918)	(1,754)	(429)	(571)	(587)	(337)	(206)	(505)	(411)

Average tangible equity	$141,540	$169,920	$160,716	$129,886	$104,660	$83,865	$90,701	$87,051	$79,851	$78,349	$65,663	$75,935

Net Income (a)	$23,392	$20,718	$27,534	$24,427	$20,846	$16,185	$17,373	$17,810	$15,685	$13,817	$12,319	$13,594

Return on average tangible equity	16.53%	12.19%	17.13%	18.81%	19.92%	19.30%	19.15%	20.46%	19.64%	17.64%	18.76%	17.90%

Diluted earnings per share	$1.33	$0.26	$0.37	$0.36	$0.35	$1.27	$0.33	$0.33	$0.32	$0.29	$1.07	$0.29
Effect of securities losses, net of tax	0.06	0.05	0.01	—	—	—	—	—	—	—	—	—
Effect of prepayment of FHLB advances, net of tax	(0.01)	—	(0.01)	—	—	—	—	—	—	—	—	—

Diluted operating earnings per share	$1.38	$0.31	$0.37	$0.36	$0.35	$1.27	$0.33	$0.33	$0.32	$0.29	$1.07	$0.29

Net income	$23,392	$5,222	$6,940	$6,090	$5,140	$16,185	$4,379	$4,489	$3,910	$3,407	$12,319	$3,417
Effect of securities losses, net of tax	980	808	172	—	—	4	—	—	—	4	(2)	(2)
Effect of prepayment of FHLB advances, net of tax	(174)	—	(174)	—	—	—	—	—	—	—	—	—
Net operating income	$24,198	$6,030	$6,938	$6,090	$5,140	$16,189	$4,379	$4,489	$3,910	$3,411	$12,317	$3,415

(a)	The actual number of days in the period were used to annualize income

4th Quarter 2006 –
4th Quarter 2006 –
Special Mention Items
Special Mention Items
$  (0.04) $  (0.04) $    (808,000) $    (808,000) $ (1,331,000) $ (1,331,000) Bond portfolio restructuring Bond portfolio restructuring
$  (0.08) $  (0.08) $ (1,651,000) $ (1,651,000) Subtotal – 4Q06 special mention items
NA NA
(240,000) (240,000)
(239,000) (239,000)
(364,000) (364,000)
Earnings
Impact
(after- tax) ($)
$    0.01  $    0.01  NA NA
Estimated quarterly benefit from bond Estimated quarterly benefit from bond portfolio restructuring for 2007 portfolio restructuring for 2007
Other Pro-Forma Impact:
(0.01) (0.01)
Catch-up adjustment – income tax
accrual accrual
(0.01) (0.01) (377,000) (377,000)
Reversal of interest on nonaccrual
loans related to prior periods loans related to prior periods
(0.02) (0.02) (574,000) (574,000)
Charge-off related to loan placed on
nonaccrual status in 4Q06 nonaccrual status in 4Q06
EPS Impact
(after-tax)
Earnings Impact
(pre-tax) ($) Special Mention Items in 4Q06: Special Mention Items in 4Q06:

Total Loans
Construction and A&D
Residential
18.8%
Construction 12.0%
A&D 6.8%
Commercial
25.7%
Construction 6.4%
A&D
19.3%
44.5%
$846,755
$366,471
$130,176
$487,643
$121,172
$228,936
$359,112
Amount (As of 12/31/06) % of Portfolio
$1,901,101 100.0%
Financial Highlights -
Financial Highlights -
Construction/A&D Portfolio ($000’s)
Construction/A&D Portfolio ($000’s)